UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2007

DEKANIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-33285	84-1703721
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Arch Street, Suite 1703, Philadelphia, Pennsylvania 19104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 7, 2007, the initial public offering (the “IPO”) of 9,700,000 units of Dekania Corp. (the “Company”) was consummated. Immediately prior to the IPO, the Company completed a private placement of 250,000 units to its sponsor, Cohen Bros. Acquisitions, LLC. Each unit issued in the IPO and the private placement (the “Units”) consists of one share of common stock, $.0001 par value per share (the “Common Stock”), and one warrant to purchase one share of Common Stock. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds in an aggregate of $99,500,000. Audited financial statements as of February 7, 2007 reflecting receipt of the proceeds upon consummation of the IPO and the private placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Audited Financial Statements

99.2	Press release dated February 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEKANIA CORP.

	By:	/s/ Thomas H. Friedberg
	Name:	Thomas H. Friedberg
Date: February 13, 2007	Title:	President and Chief Executive Officer